EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization	% of Ownership by United Fire Group, Inc. or one of its Subsidiaries
United Fire & Casualty Company	Iowa	100 % owned by United Fire Group, Inc.
United Life Insurance Company	Iowa	100 % owned by United Fire & Casualty Company
Addison Insurance Company	Iowa	100 % owned by United Fire & Casualty Company
Lafayette Insurance Company	Louisiana	100 % owned by United Fire & Casualty Company
United Fire & Indemnity Company	Texas	100 % owned by United Fire & Casualty Company
American Indemnity Financial Corporation	Delaware	100 % owned by United Fire & Casualty Company
Texas General Indemnity Company	Colorado	100 % owned by American Indemnity Financial Corporation
United Fire Lloyds	Texas	Operationally and financially controlled by United Fire & Indemnity Company
Mercer Insurance Group, Inc.	Pennsylvania	100 % owned by United Fire & Casualty Company
Mercer Insurance Company	Pennsylvania	100 % owned by Mercer Insurance Group, Inc.
Mercer Insurance Company of New Jersey, Inc.	New Jersey	100 % owned by Mercer Insurance Company
Franklin Insurance Company	Pennsylvania	100 % owned by Mercer Insurance Company
BICUS Services Corporation	Pennsylvania	100 % owned by Mercer Insurance Company
Financial Pacific Insurance Group, Inc.	Delaware	100 % owned by Mercer Insurance Group, Inc.
Financial Pacific Insurance Company	California	100 % owned by Financial Pacific Insurance Group, Inc.
Financial Pacific Insurance Agency	California	100 % owned by Financial Pacific Insurance Group, Inc.
Financial Pacific Statutory Trust I	Connecticut	100 % owned by Financial Pacific Insurance Group, Inc.
Financial Pacific Statutory Trust II	Connecticut	100 % owned by Financial Pacific Insurance Group, Inc.
Financial Pacific Statutory Trust III	Delaware	100 % owned by Financial Pacific Insurance Group, Inc.